EXHIBIT 10.11

INCREMENTAL AMENDMENT NO. 4

INCREMENTAL AMENDMENT NO. 4, dated as of December 21, 2023 (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of February 3, 2023 (as supplemented by that certain Incremental Amendment No. 1, dated as of March 8, 2023, that certain Incremental Amendment No. 2, dated as of October 4, 2023, that certain First Amendment to Credit Agreement, dated as of December 14, 2023, that certain Incremental Amendment No. 3, dated as of December 14, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among STORE Capital LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto and KeyBank National Association, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

W I T N E S S E T H

WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to request increases in the aggregate amount of (i) the 2023 Term Loans in the form of a Term Loan Increase, (ii) the 2023 Incremental Term Loans in the form of a Term Loan Increase, and (iii) the Revolving Commitments in the form of a Revolving Commitment Increase;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to (i) increase the aggregate amount of 2023 Term Loans and to borrow a Term Loan Increase, (ii) increase the aggregate amount of the 2023 Incremental Term Loans and to borrow a Term Loan Increase, and (iii) increase the aggregate amount of the Revolving Commitments and incur a Revolving Commitment Increase, in each case, pursuant to such Section 2.17 of the Credit Agreement; and

WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the undersigned Lender (the “Increasing Lender”) now desires to provide (i) a Term Loan Increase (which, for the avoidance of doubt, shall constitute 2023 Term Loans under the Credit Agreement after giving effect to this Supplement), (ii) a Term Loan Increase (which, for the avoidance of doubt, shall constitute 2023 Incremental Term Loans under the Credit Agreement after giving effect to this Supplement), and (iii) a Revolving Commitment Increase, in each case, by executing and delivering to the Borrower and the Administrative Agent this Supplement.

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. 2023 Term Loan Increase.

(a) The Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the Effective Date (as defined below) it shall provide a Term Loan Increase (the “2023 Increase Term Loan Commitments”) and make Term Loans thereunder (the “2023 Increase Term Loans”) which shall constitute and be an addition to the “2023 Term Loans” under the Credit Agreement with an aggregate principal amount set forth opposite its name under the heading “2023 Increase Term Loan Commitments” on Schedule I attached hereto.

(b) The parties hereto each hereby agree that (x) the 2023 Increase Term Loans made pursuant to this Supplement by the Increasing Lender shall constitute 2023 Term Loans for all purposes under the Credit Agreement notwithstanding that they are made pursuant to this Supplement and not under Section 2.2(a) of the Credit Agreement, (y) all terms of 2023 Increase Term Loans made pursuant to this

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Supplement by the Increasing Lender shall be the same as the terms of the existing 2023 Term Loans as set forth in the Credit Agreement and (z) the Credit Agreement is hereby deemed amended accordingly to reflect the foregoing clauses (x) and (y) in accordance with Section 2.17 of the Credit Agreement.

2. 2023 Incremental Term Loan Increase.

(a) The Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the Effective Date (as defined below) it shall provide a Term Loan Increase (the “2023 Increase Incremental Term Loan Commitments”) and make Term Loans thereunder (the “2023 Incremental Increase Term Loans”) which shall constitute and be an addition to the “2023 Incremental Term Loans” under the Credit Agreement with an aggregate principal amount set forth opposite its name under the heading “2023 Incremental Increase Term Loan Commitments” on Schedule I attached hereto.

(b) The parties hereto each hereby agree that (x) the 2023 Incremental Increase Term Loans made pursuant to this Supplement by the Increasing Lender shall constitute 2023 Incremental Term Loans for all purposes under the Credit Agreement, (y) all terms of 2023 Increase Incremental Term Loans made pursuant to this Supplement by the Increasing Lender shall be the same as the terms of the existing 2023 Incremental Term Loans as set forth in the Credit Agreement and (z) the Credit Agreement is hereby deemed amended accordingly to reflect the foregoing clauses (x) and (y) in accordance with Section 2.17 of the Credit Agreement.

3. Revolving Commitment Increase.

(a) The Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the Effective Date it shall provide a Revolving Commitment Increase (the “2023 Increase Revolving Commitments”) in the aggregate principal amount set forth opposite its name under the heading “2023 Increase Revolving Commitments” on Schedule I attached hereto.

(b) The parties hereto each hereby agree that (x) the 2023 Increase Revolving Commitments provided pursuant to this Supplement by the Increasing Lender shall constitute Revolving Commitments for all purposes under the Credit Agreement notwithstanding that they are provided pursuant to this Supplement and not under Section 2.1(a) of the Credit Agreement, (y) all terms of the 2023 Increase Revolving Commitments provided pursuant to this Supplement by the Increasing Lender shall be the same as the terms of the existing Revolving Commitments as set forth in the Credit Agreement and (z) the Credit Agreement is hereby deemed amended accordingly to reflect the foregoing clauses (x) and (y) in accordance with Section 2.17 of the Credit Agreement.

4. The Borrower represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. The Borrower represents and warrants that all representations and warranties made or deemed made by the Borrower and any other Loan Party in any Loan Document to which such Loan Party is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the Effective Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or waived or consented to by the Requisite Lenders in accordance with the provisions of Section 13.6 of the Credit Agreement.

6. Conditions Precedent. This Supplement shall be effective subject to the satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) counterparts of this Supplement executed by each of the parties hereto; (ii) to the extent requested by the Increasing Lender, a Note executed by the Borrower, payable to the Increasing Lender evidencing its 2023 Term Loans, 2023 Incremental Term Loans and/or Revolving Commitments in the amount of the Increasing Lender’s 2023 Term Loans, 2023 Incremental Term Loans and/or Revolving Commitments after giving effect to this Supplement; and (iii) evidence that the Fees, if any, then due and payable under Section 3.5 of the Credit Agreement, together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent, the Lead Arrangers and any of the Lenders, including without limitation, the reasonable fees and expenses of counsel to the Administrative Agent invoiced to the Borrower on or prior to the Effective Date, have been paid;

(b) the Borrower shall have provided all information requested by the Administrative Agent and each Lender at least 2 Business Days prior to the Effective Date in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver to each Lender that so requests at least 5 days prior to the Effective Date, in a form acceptable to such Lender, a Beneficial Ownership Certification in relation to the Borrower;

(c) each of the representations and warranties in Section 5 of this Supplement are true and correct; and

(d) no Default or Event of Default has occurred and is continuing or would result from the transactions occurring on the Effective Date.

Once all of the foregoing conditions are satisfied this Supplement shall be deemed effective (such date the “Effective Date”).

7. This Supplement shall constitute an “Incremental Amendment” and a “Loan Document”.

8. The Borrower hereby appoints Mizuho Bank, Ltd., as joint lead arranger, joint bookrunner and co-syndication agent with respect to the 2023 Incremental Term Loan Facility.

8. The Increasing Lender shall be bound by the provisions of the Credit Agreement as a Revolving Lender, a Term Loan Lender, a 2023 Term Loan Lender and a Lender thereunder, shall have the obligations of a Revolving Lender, a Term Loan Lender, a 2023 Term Loan Lender and a Lender thereunder and will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Revolving Lender, a Term Loan Lender, a 2023 Term Loan Lender and a Lender.

9. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed, and to be fully performed, in such state.

10. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document. If the Administrative Agent agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of this Supplement, such delivery will be valid and effective as delivery of an original manually executed counterpart hereof for all purposes. If the Administrative Agent agrees, in its sole discretion, to accept any electronic signatures of this Supplement, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to this Supplement so signed will be deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including ESRA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Administrative Agent and each other party hereto may rely on any such electronic signatures without further inquiry.

[Signatures to follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

MIZUHO BANK, LTD., as the Increasing Lender

By:_/s/ Donna DeMagistris______________
Name: Donna DeMagistris
Title: Executive Director

Accepted and agreed to as of the date first written above:

STORE CAPITAL LLC

By:_/s/ Chad Freed________________________
Name: Chad Freed
Title: Executive Vice President and General Counsel

Acknowledged as of the date first written above:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:_/s/ James Komperda_______________
Name: James Komperda
Title: Senior Vice President

Schedule I

Increasing Lender	2023 Increase Incremental Term Loan Commitments	2023 Increase Term Loan Commitments	2023 Increase Revolving Commitments
Mizuho Bank, Ltd.	$125,000,000	$75,000,000.00	$75,000,000.00
TOTAL:	$125,000,000	$75,000,000.00	$75,000,000.00